UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2010

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Applied Materials, Inc. (“Applied”) has learned that the Seoul Prosecutor’s Office for the Eastern District in Korea (the “Prosecutor’s Office”) has taken certain actions in connection with its criminal investigation into the alleged improper receipt and use of a customer’s confidential information. As a result of this investigation, the Prosecutor’s Office announced today that it has indicted and/or arrested employees of several companies. Applied has learned that the people indicted and/or arrested include the former head of Applied Materials Korea (“AMK”), who currently serves as a vice president of Applied, and certain other AMK employees. Applied believes that there are meritorious defenses to the charges and is taking appropriate measures to address this matter.

Applied has strict policies in place to protect the intellectual property of its customers, suppliers, competitors and other third parties, and takes any violation of these policies seriously. Applied is committed to upholding high ethical standards in its workplace and business dealings. For 25 years, Applied has supplied its customers in Korea with technology-leading products and services. Applied is proud of this long history and has taken steps to provide continuity of leadership at AMK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: February 2, 2010

	By:	/s/ JOSEPH J. SWEENEY
Joseph J. Sweeney
Senior Vice President
General Counsel and Corporate Secretary